Exhibit 99.1

Rogers Corporation Announces Share Repurchase Program

ROGERS, Conn.--(BUSINESS WIRE)--August 6, 2015--Rogers Corporation (NYSE:ROG) today announced that its Board of Directors has authorized the Company to initiate a $100 million share repurchase program.

Bruce D. Hoechner, President and CEO commented: “Given the Company’s strong cash position, balance sheet and outlook, this program allows us to enhance shareholder value while retaining the ability to fund growth, both organically and through acquisitions.”

The program will become effective immediately, has no expiration date, and authorizes the repurchase of up to $100 million of shares of the Company’s capital stock. Repurchases may be effected from time to time through open market purchases, privately negotiated transactions and/or plans designed to comply with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended.

About Rogers Corporation

Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable clean energy, internet connectivity, safety and protection applications as well as other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, vehicle electrification and alternative energy; Elastomeric Material Solutions for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Advanced Connectivity Solutions for wireless infrastructure, automotive safety and radar systems. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide. For more information, visit www.rogerscorp.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not constitute guarantees of future performance. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: changing business, economic, and political conditions both in the United States and in foreign countries, particularly in light of the uncertain outlook for global economic growth, particularly in several of our key markets; the possibility that changes in technology or market requirements will reduce the demand for our products and/or increase competition; the possibility of adverse effects resulting from the expiration of issued patents; any difficulties integrating acquired businesses into our operations and the possibility that anticipated benefits of acquisitions and divestitures may not materialize as expected or additional costs may be incurred; delays or problems in completing planned operational enhancements to various facilities; and our achieving less than anticipated benefits and/or incurring greater than anticipated costs relating to streamlining initiatives or that such initiatives may be delayed or not fully implemented due to operational, legal or other challenges. Forward looking statements in this press release should be evaluated together with these as well as the other uncertainties and risks that affect Rogers Corporation’s business, particularly those discussed in its most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission. Such factors could cause actual results to differ materially from those in the forward looking statements. All information in this press release is as of August 6, 2015, and Rogers undertakes no duty to update this information unless required by law.

CONTACT:
Rogers Corporation
Investor Contact:
William J. Tryon, 860-779-4037
Director of Investor and Public Relations
FAX: 860-779-5509
william.tryon@rogerscorp.com